SUB-ITEM 77Q3

AIM US GOVERNMENT FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U, AND 74V.

FOR PERIOD ENDING 7/31/2008
FILE NUMBER  811-05686
SERIES NO 4

72DD  1 Total income dividends for which record date passed during the period.
        (000's Omitted)
        Class A                                                      $15,088
      2 Dividends for a second class of open-end company shares (000's Omitted)
        Class B                                                      $ 4,627
        Class C                                                      $ 1,683
        Class R                                                      $   255
        Investor Class                                               $ 2,050
        Institutional Class                                          $ 1,259

73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
      1 Dividends from net investment income
        Class A                                                       0.4237
      2 Dividends for a second class of open-end company shares (form nnn.nnnn)
        Class B                                                       0.3607
        Class C                                                       0.3592
        Class R                                                       0.4027
        Investor Class                                                0.4282
        Institutional Class                                           0.4666

74U.  1 Number of shares outstanding (000's Omitted)
        Class A                                                       38,876
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                                                       11,223
        Class C                                                        5,254
        Class R                                                          730
        Investor Class                                                 4,845
        Institutional Class                                            2,837

74V.  1 Net asset value per share (to nearest cent)
        Class A                                                       $ 8.62
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                                                       $ 8.65
        Class C                                                       $ 8.62
        Class R                                                       $ 8.63
        Investor Class                                                $ 8.63
        Institutional Class                                           $ 8.63